As filed with the Securities and Exchange Commission on October 15, 2020

Registration No. 333-248510

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

1847 GOEDEKER INC.

(Exact name of registrant as specified in its charter)

Delaware	5700	83-3713938
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13850 Manchester Rd.

Ballwin, MO 63011

888-768-1710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas T. Moore
Chief Executive Officer

13850 Manchester Rd.

Ballwin, MO 63011

888-768-1710

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.
Bevilacqua PLLC
1050 Connecticut Avenue, NW, Suite 500
Washington, DC 20036
(202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, par value $0.0001 per share	3,325,000	$8.295	$27,580,875	$3,580

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock reported on NYSE American on August 28, 2020.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of filing exhibits to this registration statement on Form S-1 (the “Registration Statement”), and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 1 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on August 31, 2020.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common shares being registered. All amounts, other than the SEC registration fee, NYSE American additional listing fee and FINRA filing fee, are estimates. We will pay all these expenses.

Amount
SEC registration fee	$3,580
Accounting fees and expenses	3,000
Legal fees and expenses	20,000
Transfer agent fees and expenses	7,500
EDGAR and related fees	5,000
Miscellaneous	10,000
Total	$49,080

Item 14. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and bylaws.

We have standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

Upon our inception on January 10, 2019, we issued 1,000 shares of common stock to 1847 Holdings at par value for a total purchase price of $1.00. On March 22, 2019, these shares were transferred to 1847 Holdco. The issuance of these securities was made in reliance upon exemptions provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering.

On April 5, 2019, we issued a ten-year warrant to SBCC in connection with the loan from SBCC. The warrant was exercisable for shares of our most senior capital stock equal to 5.0% of our outstanding equity securities on a fully-diluted basis, including all vested and unvested equity grants, for an aggregate exercise price equal to $100. The issuance of these securities was made in reliance upon exemptions provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. On August 4, 2020, SBCC converted this warrant into 250,000 shares of our common stock.

In instances described above where we indicate that we relied upon Section 4(a)(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of 1847 Goedeker Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed on August 3, 2020)
3.2	Bylaws of 1847 Goedeker Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on April 22, 2020)
4.1	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 5, 2020)
4.2	Warrant to Purchase Company Shares issued by 1847 Goedeker Inc. to Small Business Community Capital II, L.P. on April 5, 2019 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed on April 22, 2020)
5.1*	Opinion of Bevilacqua PLLC as to the legality of the shares
10.1	Management Services Agreement, dated April 5, 2019, between 1847 Goedeker Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.2	Amendment No. 1 to Management Services Agreement, dated April 21, 2020, between 1847 Goedeker Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.3	Whirlpool Corporation Major Appliances Retail Dealer Sales Agreement, dated March 20, 2014, between Goedeker Television Co. and Whirlpool Corporation (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to Registration Statement on Form S-1/A filed on June 4, 2020)
10.4	Management Fee Subordination Agreement, dated April 5, 2019, between Burnley Capital LLC and 1847 Partners LLC and Acknowledged by 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.5	Management Fee Subordination Agreement, dated April 5, 2019, between Small Business Community Capital II, L.P. and 1847 Partners LLC and Acknowledged by 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.6	Asset Purchase Agreement, dated January 18, 2019, among 1847 Goedeker Inc., Goedeker Television Co., Steve Goedeker and Mike Goedeker (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.7	Amendment No. 1 to Asset Purchase Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc., Goedeker Television Co. and Steve Goedeker and Mike Goedeker (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.8	Settlement Agreement, dated June 2, 2020, among 1847 Goedeker Holdco Inc., 1847 Goedeker Inc., Goedeker Television Co., Steve Goedeker and Mike Goedeker (incorporated by reference to Exhibit 10.34 to Amendment No. 4 to Registration Statement on Form S-1/A filed on June 4, 2020)

10.9	9% Subordinated Promissory Note issued by 1847 Goedeker Inc. to Steve Goedeker, in his capacity as the Seller’s Representative, on April 5, 2019 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.10	12% Amended and Restated Promissory Note issued by 1847 Goedeker Inc. to Steve Goedeker, in his capacity as the Seller’s Representative, on June 2, 2020 (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to Registration Statement on Form S-1/A filed on June 4, 2020)
10.11	Security Agreement, dated June 2, 2020, between 1847 Goedeker Inc. and Steve Goedeker, in his capacity as the Seller’s Representative (incorporated by reference to Exhibit 10.36 to Amendment No. 1 to Registration Statement on Form S-1/A filed on June 4, 2020)
10.12	Subordination Agreement, dated April 5, 2019, between Goedeker Television Co. and Burnley Capital LLC and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.13	Subordination Agreement, dated April 5, 2019, between Goedeker Television Co. and Small Business Community Capital II, L.P. and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.14	Loan and Security Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc. and Burnley Capital LLC (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.15	Revolving Note issued by 1847 Goedeker Inc. to Burnley Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10,11 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.16	Loan and Security Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc. and Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.17	Term Loan Note issued by 1847 Goedeker Inc. to Small Business Community Capital II, L.P. on April 5, 2019 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.18	Letter Agreement, dated June 2, 2020, between 1847 Goedeker Inc. and Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to Registration Statement on Form S-1/A filed on June 4, 2020)
10.19	Amendment to Letter Agreement, dated July 16, 2020, between 1847 Goedeker Inc. and Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.38 to Amendment No. 4 to Registration Statement on Form S-1/A filed on July 16, 2020)
10.20	Deposit Account Control Agreement, dated April 5, 2019, among 1847 Goedeker Inc., Burnley Capital LLC, Small Business Community Capital II, L.P. and Montgomery Bank (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.21	Securities Purchase Agreement, dated April 5, 2019, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc., 1847 Goedeker Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.22	Secured Convertible Promissory Note issued by 1847 Holdings LLC, 1847 Goedeker Holdco Inc. and 1847 Goedeker Inc. to Leonite Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.23	First Amendment to Secured Convertible Promissory Note, dated May 11, 2020, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc. and 1847 Goedeker Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to Registration Statement on Form S-1/A filed on June 4, 2020)
10.24	Security and Pledge Agreement, dated April 5, 2019, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc., 1847 Goedeker Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.25	Subordination Agreement, dated April 5, 2019, by Leonite Capital LLC in favor of Burnley Capital LLC and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 filed on April 22, 2020)

10.26	Subordination Agreement, dated April 5, 2019, by Leonite Capital LLC in favor of Small Business Community Capital II, L.P. and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.27	Loan and Security Agreement, dated June 24, 2019, between Northpoint Commercial Finance LLC and 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.28	Amendment to Loan and Security Agreement, dated August 2, 2019, between 1847 Goedeker Inc. and Northpoint Commercial Finance LLC (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.29	Promissory Note and Security Agreement, dated August 25, 2020, by 1847 Goedeker Inc. in favor of Arvest Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2020)
10.30	Securities Entitlement Control Agreement, dated August 25, 2020, among Arvest Bank, 1847 Goedeker Inc. and Arvest Investments, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 31, 2020)
10.31	Lease Agreement, dated April 5, 2019, between S.H.J., L.L.C. and 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.32†	Employment Letter Agreement, dated August 15, 2019, between 1847 Goedeker Inc. and Douglas T. Moore (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.33†	Amendment to Employment Letter Agreement, dated April 21, 2020, between 1847 Goedeker Inc. and Douglas T. Moore (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.34†	Employment Letter Agreement, dated April 21, 2020, between 1847 Goedeker Inc. and Robert D. Barry (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.35†	Employment Agreement, dated April 5, 2019, between 1847 Goedeker Inc. and Michael Goedeker (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.36	Form of Independent Director Agreement between 1847 Goedeker Inc. and each independent director (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.37	Form of Indemnification Agreement between 1847 Goedeker Inc. and each independent director (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.38†	1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed on August 3, 2020)
10.39†	Form of Stock Option Agreement for 1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 filed on April 22, 2020)
10.40†	Form of Restricted Stock Award Agreement for 1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 filed on April 22, 2020)
14.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 14.1 to the Registration Statement on Form S-1 filed on April 22, 2020)
23.1*	Consent of Sadler, Gibb & Associates, LLC
23.2*	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to Amendment No. 2 to Registration Statement on Form S-1/A filed on June 26, 2020)
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.2 to Amendment No. 2 to Registration Statement on Form S-1/A filed on June 26, 2020)
99.3	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.3 to Amendment No. 2 to Registration Statement on Form S-1/A filed on June 26, 2020)

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.

†	Executive compensation plan or arrangement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 15, 2020.

1847 GOEDEKER INC.

By:	/s/ Douglas T. Moore
Douglas T. Moore Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Douglas T. Moore	Chief Executive Officer and Director	October 15, 2020
Douglas T. Moore	(principal executive officer)

*	Chief Financial Officer	October 15, 2020
Robert D. Barry	(principal financial and accounting officer)

*	Chairman of the Board	October 15, 2020
Ellery W. Roberts

*	Director	October 15, 2020
Edward J. Tobin

*	Director	October 15, 2020
Ellette A. Anderson

*	Director	October 15, 2020
Paul A. Froning

*	Director	October 15, 2020
Glyn C. Milburn

*	By:	/s/ Douglas T. Moore
Douglas T. Moore
Attorney-In-Fact